UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2008

ML WINTON FUTURESACCESS LLC
(Exact name of each Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-51084 (Commission File Number)	20-1227904 (IRS Employer ID Number)

c/o Merrill Lynch Alternative Investments LLC Hopewell Corporate Campus 1200 Merrill Lynch Drive – 1B Pennington, New Jersey 08534 (Address of principal executive offices) (Zip Code)

(609) 274-5838
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Merrill Lynch Alternative Investments LLC (“MLAI”) is the manager (the “Manager”) of ML Winton FuturesAccess LLC (the “registrant”).

(b)           Effective as of June 13, 2008, Steven B. Olgin resigned as Vice President of the Manager, and resigned as a member of the Manager’s Board of Managers.

(c)           Effective as of June 13, 2008, Justin Ferri became Vice President of the Manager.

(d)           Effective as of June 13, 2008, Justin Ferri became a member of the Manager’s Board of Managers.

Mr. Ferri is Managing Director within the MLPF&S Structured and Alternative Solutions (SAS) group and is a Vice President of IQ Investment Advisors LLC.  Prior to his role in SAS, Mr. Ferri was a Director in the MLPF&S Global Private Client Market Investments & Origination group, and before that, he served as a Vice President and Head of Global Private Client Rampart Equity Derivatives group.  Prior to joining Merrill Lynch in 2002, Mr. Ferri was a Vice President within the Quantitative Development group of mPower Advisors LLC from 1999 to 2002. He graduated with a Bachelor of Arts Degree from Loyola College in Baltimore, Maryland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML WINTON FUTURESACCESS LLC
By:	Merrill Lynch Alternative Investments LLC Its: Manager
By:	/s/Barbra Kocsis
Name: Barbra Kocsis Title: Chief Financial Officer

Date:  June 19, 2008